EXHIBIT 11

                       INSPIRE INSURANCE SOLUTIONS, INC.
                       COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                 Three months ended                    YTD
                                                                                     December 31,                  December 31,
                                                                                ----------------------        ----------------------
                                                                                  2000         1999             2000         1999
                                                                                --------     ---------        --------     ---------
Basic
     Average shares outstanding                                                  19,138        18,687          19,112        18,930
     Loss before cumulative  effect of change in accounting principle          $(18,387)      $(5,620)       $(25,335)     $(19,690)
     Cumulative  effect on prior years of change in revenue recognition
          method, net of taxes                                                 $     -0-      $    -0-       $ (4,861)     $     -0-
                                                                               ---------      --------       ---------     ---------
     Net loss                                                                  $(18,387)      $(5,620)       $(30,196)     $(19,690)
                                                                               =========      ========       =========     =========

     Earnings per share:
     Loss before cumulative effect of change in accounting principle           $  (0.96)      $ (0.30)       $  (1.33)     $  (1.04)
     Cumulative  effect on prior years of change in revenue recognition
          method, net of taxes                                                 $     -0-      $    -0-       $  (0.25)     $     -0-
                                                                               ---------      --------       ---------     ---------
     Net loss                                                                  $  (0.96)      $ (0.30)       $  (1.58)     $  (1.04)
                                                                               =========      ========       =========     =========

Diluted
     Average shares outstanding                                                  19,138        18,687          19,112        18,930
     Net effect of dilutive stock options based on the treasury stock
          method using the average market price                                       0             0               0             0
                                                                               ---------     ---------       ---------     ---------
     Total                                                                       19,138        18,687          19,112        18,930
                                                                               =========     =========       =========     =========

     Loss before cumulative  effect of change in accounting principle          $(18,387)      $(5,620)       $(25,335)     $(19,690)
     Cumulative  effect on prior years of change in revenue recognition
          method, net of taxes                                                 $     -0-      $    -0-       $ (4,861)     $     -0-
                                                                               ---------      --------       ---------     ---------
     Net loss                                                                  $(18,387)      $(5,620)       $(30,196)     $(19,690)
                                                                               =========      ========       =========     =========

     Earnings per share:
     Loss before cumulative effect of change in accounting principle           $  (0.96)      $ (0.30)       $  (1.33)     $  (1.04)
     Cumulative  effect on prior years of change in revenue recognition
          method, net of taxes                                                 $  (0.00)      $    -0-       $  (0.25)     $     -0-
                                                                               ---------      --------       ---------     ---------
     Net loss                                                                  $  (0.96)      $ (0.30)       $  (1.58)     $  (1.04)
                                                                               =========      ========       =========     =========